Exhibit 99.1

September 20, 2010

Dear Shareholder of REMEC, Inc.:

On September 17, 2010, the Board of Directors of REMEC, Inc. (OTCBB: REMC.OB) declared a liquidating cash distribution in a range between $0.81 and $0.87 per share, payable to shareholders of record at the close of market (4:00 p.m. Eastern Time) on November 29, 2010, with the exact amount to be determined based on further liquidation activities. The payment date is expected to be on or about December 10, 2010. The Company will issue a further announcement on or about November 16, 2010 identifying the actual distribution amount within the specified range and the anticipated payment date.

The Board set the distribution amount at a level it believes will result in the Company retaining sufficient available cash following the distribution to cover reserves for estimated liabilities as reflected on the Company’s current financial statements as well as an additional amount for currently unknown liabilities and expenses. While the Company has endeavored to make adequate reserves for all known and contingent liabilities, there is no guarantee that the reserves established by the Company will be adequate to cover such expenses and liabilities. Cash available for future liquidating distributions to shareholders may be reduced if actual liabilities are greater than estimated, or if currently unknown claims are made against the Company in the future.

In accordance with the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) previously approved by the Company’s shareholders, the Company further intends to enter into a liquidating trust agreement (the “Trust Agreement”) effective on or about January 1, 2011, for the purpose of completing the final wind-up of its affairs and liquidation of its assets. It is currently anticipated that, on December 31, 2010, the Company will transfer its remaining assets to the Trustee (as defined below) of the REMEC Liquidating Trust (the “Liquidating Trust”). The Liquidating Trust will also assume the Company’s then remaining liabilities. The Company’s stock transfer books will be closed as of 4:00 p.m. (Eastern Standard Time) on December 31, 2010 (the “Trust Transfer Record Date”).

Under the terms of the proposed Trust Agreement, on January 1, 2011, each shareholder of the Company on the Trust Transfer Record Date (each, a “beneficiary”) automatically will become the holder of one unit of beneficial interest in the Liquidating Trust for each share of the Company’s common stock then held of record by such shareholder. Upon the transfer of the assets and liabilities of the Company to the Liquidating Trust, all outstanding shares of the Company’s common stock will be deemed cancelled. Shareholders of the Company on the Trust Transfer Record Date will not be required to take any action to receive beneficial interests in the Liquidating Trust. The rights of beneficiaries will not be represented by any form of certificate or other

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instrument. Rather, the Trustee will cause to be maintained, a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, beneficial interests in the Liquidating Trust will not be transferable, nor will a beneficiary have authority or power to sell or in any other manner dispose of any such beneficial interest.

It is currently contemplated that the initial trustee of the Liquidating Trust will be Richard A. Sackett, currently the Company’s President and General Counsel (the “Trustee”). Successor trustees may be appointed to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement. It is expected that the Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the Liquidating Trust. The Company expects that the transfer of assets to the Liquidating Trust will enable the Company to reduce future costs incurred in completing the Plan of Dissolution, including but not limited to those associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust.

For federal income tax purposes, on the date the assets and liabilities of the Company are transferred to the Liquidating Trust, each shareholder of the Company on the Trust Transfer Record Date will be treated as having received a pro rata share of the assets of the Company to be transferred to the Liquidating Trust, less such shareholder’s pro rata share of the liabilities of the Company (“net equity”) assumed by the Liquidating Trust. Accordingly, on that date each shareholder should recognize gain or loss in an amount equal to the difference between (x) the fair market value of such shareholder’s pro rata share of the net equity of the Company that is transferred to the Liquidating Trust, and (y) such shareholder’s adjusted tax basis in the shares of the Company’s common stock held by such shareholder on the Trust Transfer Record Date.

The Liquidating Trust is intended to qualify as a “liquidating (grantor) trust” for federal income tax purposes. As such, the Liquidating Trust should not itself be subject to federal income tax. Instead, each beneficiary shall take into account in computing its taxable income, its pro rata share of each item of income, gain, loss and deduction of the Liquidating Trust, regardless of the amount or timing of distributions made by the Liquidating Trust to beneficiaries. Distributions, if any, by the Liquidating Trust to beneficiaries generally should not be taxable to such beneficiaries. The Trustee will cause to be furnished to beneficiaries of the Liquidating Trust a statement of their pro rata share of the assets transferred by the Company to the Liquidating Trust, less their pro rata share of the Company’s liabilities assumed by the Liquidating Trust so that they may calculate their gain or loss on the transfer. On a yearly basis, the Trustee also will cause to be furnished to beneficiaries a statement of their pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on their tax returns.

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The state and local tax consequences of the transfer of assets to the Liquidating Trust may be different from the federal income tax consequences of such transfer. In addition, any items of income, gain, loss, deduction or credit of the Liquidating Trust, and any distribution made by the Liquidating Trust, may be treated differently for state and local tax purposes than for federal income tax purposes.

The tax summary in this letter is for general informational purposes only and does not address all possible tax considerations that may be material to a shareholder of the Company and does not constitute legal or tax advice. Moreover, it does not deal with all tax aspects that might be relevant to a shareholder of the Company, in light of its personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the federal income tax laws. To ensure compliance with requirements imposed by the Internal Revenue Service, any tax information contained in this press release is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

Shareholders of the Company are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by, the Liquidating Trust.

There are a number of important factors that could cause actual events to differ materially from those indicated in this letter. If the Board of Directors of the Company should determine to extend the Trust Transfer Record Date beyond December 31, 2010, the Company will issue a press release announcing such date. For additional information regarding the Company’s Plan of Dissolution, please see the periodic reports that the Company has filed with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934, which are available through the Company’s website, www.remec.com, or the SEC’s website at www.sec.gov. Also, see the attached “Questions and Answers about the Company’s Liquidation.”

Sincerely,

By: /s/ Richard A. Sackett	By: /s/ David F. Wilkinson
Richard A. Sackett	David F. Wilkinson
President	Chief Financial Officer

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QUESTIONS AND ANSWERS ABOUT THE COMPANY’S LIQUIDATION

The following are some of the questions you may have as a shareholder of the Company, and answers to those questions, in connection with the liquidation and dissolution of the Company and the related transfer of its assets and liabilities to a liquidating trust.

Q:	What is the purpose of the Liquidating Trust?

A:	The purpose of the Liquidating Trust is to complete the final wind up the Company’s affairs and the final liquidation of the Company’s assets, to make appropriate provision for the Company’s remaining obligations and to make distributions to the Company’s former shareholders of available liquidation proceeds.

Q:	Why is the Company transferring assets to a Liquidating Trust to complete its liquidation?

A:	The Company’s Plan of Dissolution authorizes the Company to transfer its remaining assets to the Liquidating Trust. The Company expects that the transfer of assets to the trust will enable the Company to reduce future costs incurred in completing the Plan of Dissolution, including but not limited to those costs associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust.

Q:	When does the Trustee expect to complete the liquidation process?

A:	The Trustee expects to complete the liquidation of the Liquidating Trust’s assets by March 2011.

Q:	What will I receive in connection with the establishment of the Liquidating Trust?

A:

Under the terms of the proposed Liquidating Trust Agreement, if you are a shareholder of record of the Company on December 31, 2010, you automatically will become the holder of one unit of beneficial interest in the Liquidating Trust for each share of the Company’s common stock then held of record by you. Upon the transfer of all of the Company’s assets and liabilities to the Liquidating Trust, all outstanding shares of the Company’s common stock automatically will be deemed cancelled. As long as you are a shareholder of record of the Company on December 31, 2010, you will not be required to take any action to receive beneficial interests in the Liquidating Trust. Shareholders that hold physical share certificates on the Trust Transfer Record Date will be requested to send in their stock certificates for physical cancellation after receiving their initial statement of

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their interest in the Liquidating Trust, to avoid future confusion regarding the validity of those certificates. On the date that the Company’s assets and liabilities are transferred to the Liquidating Trust, the economic value of each unit of beneficial interest will be equivalent to the economic value of one share of the Company’s common stock.

Q:	What is the last date upon which I can transfer my shares of the Company’s stock?

A:	December 31, 2010. The Company’s stock transfer books will be closed as of 4:00 p.m. (Eastern Standard Time) on this date.

Q:	Will I be able to transfer, sell or otherwise dispose of my interest in the Liquidating Trust?

A:	Generally, if you become a beneficiary of the Liquidating Trust, you will not be able to transfer your beneficial interests in the Liquidating Trust and you will not have authority or power to sell, assign, transfer, encumber or in any other manner dispose of such beneficial interests. However, beneficial interests will be assignable or transferable by will, intestate succession or operation of law.

Q:	When will I receive distributions from the Liquidating Trust?

A:	It is expected that from time to time the Liquidating Trust will make cash distributions to beneficiaries, after providing for appropriate reserves for liabilities (including contingent liabilities) assumed by the Liquidating Trust. Because we cannot be certain about the precise net realizable value of our assets and the ultimate amount of our liabilities, we are not able to predict accurately the aggregate cash amounts which will ultimately be distributed to you or the timing of any such distributions. The amount and timing of remaining distributions will be determined by the Trustee of the Liquidating Trust based on funds available, net proceeds realized from the remaining assets, the timing of the resolution of outstanding creditor claims and ongoing litigation, whether the Trust’s total assets exceed total liabilities (including contingent liabilities) at such time, whether the Trust has provided for the level of reserves deemed necessary or appropriate and other considerations.

Q:	What are the federal income tax consequences to me of the establishment of the Liquidating Trust?

A:	You will be treated as having received a pro rata share of the assets transferred by the Company to the Liquidating Trust, less a pro rata share of the Company’s liabilities assumed by the Liquidating Trust, and will be

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required to take into account a pro rata share of the Liquidating Trust’s items of income, gain, loss, deduction or credit, regardless of the amount or timing of distributions made by the Liquidating Trust to you. Distributions, if any, from the Liquidating Trust to you generally should not be taxable to you. The Trustee will cause to be furnished to you a statement of your pro rata share of the assets transferred by the Company to the Liquidating Trust, less your pro rata share of the Company’s liabilities assumed by the Liquidating Trust so that you may calculate your gain or loss on the transfer. On a yearly basis, the Trustee also will cause to be furnished to you a statement of your pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on your tax returns. In addition, you may receive 1099’s from the Liquidating Trust to report any distributions from the Liquidating Trust to you. You are urged to consult with your tax adviser as to the tax consequences to you of the establishment and operation of, and distributions, if any, by, the Liquidating Trust.

Q:	Who will maintain records of how many units of beneficial interest I own and my address?

A:	The Trustee of the Liquidating Trust will cause to be maintained, a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust.

Q:	Will I receive notice when I become a beneficiary of the Liquidating Trust?

A:	Shortly after the formation of the Liquidating Trust, the Trustee of the Liquidating Trust will cause to be mailed to each owner of a beneficial interest in the Liquidating Trust a notice indicating how many units of beneficial interest such person beneficially owns and containing other relevant information, including information as to how you can contact the Trustee.

Q:	Who can help answer my additional questions?

A:	For additional information regarding the Company’s Plan of Dissolution, please see the periodic reports that the Company has filed with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934, which are available through the Company’s website, www.remec.com, or the SEC’s website at www.sec.gov.

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